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                                                                 Exhibit 3.1(b)

                                                           STATE OF DELAWARE
                                                          SECRETARY OF STATE
                                                       DIVISION OF CORPORATIONS
CERTIFICATE OF AMENDMENT OF                            FILED 09:05 AM 02/18/1994
CERTIFICATE OF INCORPORATION                              944043139 - 2236742
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                              AVANTI VENTURES INC.
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a corporation organized and existing under and by virtue of the General
Corporation Law of the State of Delaware.

DOES HEREBY CERTIFY:

FIRST: That at a meeting of the Board of Directors of     AVANTI VENTURES INC.
                                                     ---------------------------

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resolutions were duly adopted setting forth a proposed amendment of the
Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

     RESOLVED, that the Certificate of Incorporation of this corporation be amended by changing the Article thereof numbered "1.01" so that, as amended, said Article shall be and read as follows:

                        "The name of the Corporation is:
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                         Pegasus Financial Group, Inc."
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SECOND: That thereafter, pursuant to resolution of its Board of Directors, a special meeting of the stockholders of said corporation was duly called and held, upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

FOURTH: That the capital of said corporation shall not be reduced under or by reason of said amendment.

IN WITNESS WHEREOF, said                Corporation
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has caused this certificate to be signed by

                          Robert Gallaro                     ,    its President.
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and                       Debra Gallaro                       ,   its Secretary.
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this 9th day of February, 1994.


                                       BY: /s/ ROBERT GALLARO
                                          -------------------------------------
                                                       President

                                       ATTEST: /s/ DEBRA GALLARO
                                              ----------------------------------
                                                       Secretary